Exhibit 10.2

AGREEMENT (this “Agreement”), dated as of September 21, 2018, by and between Brain Scientific Inc., a Nevada corporation (formerly known as All Soft Gels Inc.; the “Company”) and Amer Samad (the “Controlling Shareholder”).

RECITALS

WHEREAS, the Controlling Shareholder is as of the date hereof the record and beneficial owner of 6,000,000 shares (the “6M Shares”) of the common stock, par value $0.001 per share, of the Company (“Common Stock”); and

WHEREAS, the Controlling Shareholder, as part of a series of prior transactions, was supposed to have received through the transfer of issued and outstanding shares of Common Stock, an additional 495,000 shares of Common Stock (the “Additional Shares”), for a total aggregate number of shares of Common Stock, including the 6M Shares, of 6,495,000 to be beneficially and of record owned by the Controlling Shareholder (collectively, the “Control Shares”); and

WHEREAS, the Additional Shares have not yet been transferred to the Controlling Shareholder; and

WHEREAS, the Company, on the date hereof, entered into a merger agreement (the “Merger Agreement”) with Memory MD, Inc., a Delaware corporation (“MemoryMD”), and AFGG Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, to acquire Memory MD, pursuant to which, among other things, (a) MemoryMD became a wholly-owned subsidiary of the Company and (b) as a closing condition, the Controlling Shareholder agreed to transfer back to the Company and to have cancelled the Control Shares; and

WHEREAS, the transactions contemplated by the Merger Agreement are being consummated on the date hereof (the “Closing”); however, the Control Shares were not transferred back to the Company or cancelled as of the Closing; and

WHEREAS, the Company and the Controlling Shareholder wish to enter into this Agreement to provide for the terms and conditions of the Controlling Shareholder tendering for cancellation all of the Control Shares post-Closing.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     The Controlling Shareholder agrees to and shall use his best efforts to cause the prompt transfer to the Company of the 6M Shares, for cancellation.

2.     The Controlling Shareholder agrees to and shall use his best efforts to cause the prompt transfer to the Company of the Additional Shares, for cancellation, when such Additional Shares are transferred to and owned by the Controlling Shareholder.

3.     This Agreement may be amended, modified or waived only by a written instrument executed by the Controlling Shareholder and the Company.

4.     This Agreement will be binding upon: (a) the Company and its successors and assigns (if any); and (b) the Controlling Shareholder and his permitted successors and assigns (if any). This Agreement will inure to the benefit of: (i) the Company; (ii) the Controlling Shareholder; and (iii) the respective permitted successors and assigns (if any) of the foregoing. The Controlling Shareholder may not assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the Company.

5.     All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. Each party to this Agreement agree that, in the event of any breach or threatened breach by the other party of any covenant, obligation or other provision set forth in this Agreement: (a) such party will be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it) to (i) an order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (ii) an injunction restraining such breach or threatened breach; and (b) such party will not be required to provide any bond or other security in connection with any such order or in connection with any related action or legal proceeding.

6.     This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Any action, suit or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement will be brought or otherwise commenced exclusively in the Supreme Court of the State of New York in the County of New York or, if jurisdiction over the matter is vested exclusively in the federal courts, the United States District Court for the Southern District of New York. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the exclusive jurisdiction of such court (and each appellate court therefrom) in connection with any such action, suit or legal proceeding; (ii) agrees that such court will be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such action, suit or legal proceeding commenced in any such court, any claim that such party is not subject personally to the jurisdiction of such court, that such action, suit or legal proceeding has been brought in an inconvenient forum, that the venue of such action, suit or other legal proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.     This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts and by facsimile or electronic (i.e., PDF) transmission, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

8.     Each party hereto agrees to cooperate fully with the other party hereto and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other parties hereto to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

9.     By MemoryMD signing below, this Agreement shall further be deemed a waiver of the closing condition set forth in Section 6.3(g) of the Merger Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

BRAIN SCIENTIFIC INC.

By: /s/ Amer Samad

Name: Amer Samad

Title: Chief Executive Officer

/s/ Amer Samad

Amer Samad

Agreed to and Accepted

this 21st Day of September 2018:

MEMORY MD, INC.

By:/s/ Boris Goldstein

Name: Boris Goldstein

Title: Chairman